EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1994 with respect to the financial statements of The Grange National Bank of Susquehanna County included in the registration statement (Form S-4) and in The Grange National Bank of Susquehanna County proxy statement and Meridian Bancorp, Inc. prospectus for the registration of shares of its common stock.

                              /s/ Davidson, Fox & Company

Binghamton, N.Y.
March 14, 1994